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                                                                   EXHIBIT 99.3


               MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE WITH
                          MINIMUM SERVICING STANDARDS


Re: Trust and Servicing Agreement among Bay View 2003-LJ-1 Owner Trust, as Issuer, Bay View Transaction Corporation, as Transferor, Bay View Acceptance Corporation, as Servicer, Deutsche Bank Trust Company Americas, as Backup Servicer and Indenture Trustee, Systems & Services Technologies, Inc., as Standby Servicer, and Wilmington Trust Company, as Owner Trustee, dated as of August 1, 2003.

As of and for the year ended December 31, 2003, Bay View Acceptance Corporation has complied in all material respects, with its established minimum servicing standards, a copy of which is filed as Appendix I to Exhibit 99.2 of this Form 10-K. The minimum servicing standards are based on the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, modified to address the unique characteristics of servicing automobile loans.

Date: March 30, 2004


                                                    /s/ John Okubo
                                                    ----------------------------
                                                    John Okubo
                                                    Executive Vice President and
                                                    Chief Financial Officer